Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement of The O’Gara Group, Inc. on Form S-1 of our report dated August 8, 2008 related to the consolidated financial statements of Finanziaria Industriale S.p.A. and its subsidiaries as of and for the year ended December 31, 2007, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche S.p.A.

DELOITTE & TOUCHE S.p.A.
Padova, Italy
August 21, 2008